    As filed with the Securities and Exchange Commission on January 14, 1997

                               Registration No. 333-___________________________

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8
                          Registration Statement Under
                           The Securities Act of 1933

                             LUNN INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                                          11-1581582
-------------------------------                            -------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

1 Garvies Point Road, Glen Cove, New York                       11542-2828
-----------------------------------------                       ----------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:           (516) 671-9000
                                                              --------------

                Lunn Industries, Inc. 1994 Stock Incentive Plan
                -----------------------------------------------
                              (Full title of Plan)

                               Lawrence Schwartz
                             Lunn Industries, Inc.
                              1 Garvies Point Road
                           Glen Cove, New York 11542
            -------------------------------------------------------
            (Name, address, including Zip Code and telephone number
                   including area code of agent for service)

                                With a Copy to:

                            Lawrence A. Muenz, Esq.
                              Muenz & Meritz, P.C.
                               Three Hughes Place
                           Dix Hills, New York 11746

                        Calculation of Registration Fee

Title of each                       Proposed           Proposed
class of                            maximum            maximum             Amount of
securities to      Amount to be     offering price     aggregate           registration
be registered      registered       per unit           offering price      fee
---------------------------------------------------------------------------------------
Common Stock       172,000          $.50 (1)           $ 86,000            $ 29.66
Common Stock        10,000          $.75 (1)           $  7,500            $  2.59
Common Stock       200,000          $.60 (1)           $120,000            $ 41.38
Common Stock       100,000          $.875 (1)          $ 87,500            $ 30.17
Common Stock       200,000          $.75 (1)           $150,000            $ 51.72
Common Stock       659,820          $.97 (1)           $640,025            $220.70
Common Stock       158,180          $.76 (1)           $120,216            $ 41.45
                                                                           -------
Total Registration Fee                                                     $417.67

--------------------------------------------

(1) Price calculated in accordance with Rule 457(h) of the regulations promulgated under Securities Act of 1933.

Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                     PART I

Item 1.  Plan Information

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 421 and 428 under the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 421 and 428 under the 1933 Act, and the Note to Part I of Form S-8.

         The Company will provide, without charge, to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Such requests should be addressed to Lunn Industries, Inc.,1 Garvies Point Road, Glen Cove, New York 11542,
Attention: Lawrence Schwartz, Vice President, (516) 671-9000.


                                    PART II

Item 3.  Incorporation of Documents by Reference.

In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

         2. The Company's Quarterly Report on Form 10-QSB/A Amendment 1 for the fiscal quarter ended March 31, 1996;

         3. The Company's Definitive Proxy Statement dated August 28, 1995 in connection with the solicitation of proxies for the annual meting of the Company's shareholders held on September 29, 1995;

         4.       The Company's Report on Form 10-C dated April 3, 1996.

         5. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996;

         6. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996;

         7. Form S-3 under Registration Statement No. 333-12905 declared effective by the Commission on November 22, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 of 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation law, under which the Company is organized, permits the certificate of incorporation to provide that a director's personal monetary liability for damages to the corporation or its shareholders for violations of a director's fiduciary duty of care can be limited or eliminated. However, the law does not permit limitation or elimination of a director's monetary liability if the director's breach of fiduciary duty arises from a breach of duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an unlawful payment of dividends, an unlawful stock purchase or redemption or transactions from which the director derived an improper personal benefit. A provision in the certificate of incorporation so limiting or eliminating director liability eliminates liability only for a director acting as a director, not as an officer, and does not alter or eliminate a director's duty of care, but merely eliminates monetary liability occasioned by violations of that duty. Such a provision would not permit limitation of liability arising under other laws or regulations, such as federal securities laws, or from acts or omissions which occurred prior to the time the provision was lawfully placed in the corporation's Certificate of Incorporation. Moreover, such a provision would not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of the fiduciary duty of care, and would not preclude or limit recovery of damages in litigation instituted by third parties.

         Delaware law authorizes a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses (including attorneys' fees) and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement of actions brought against them provided that such individual (the "indemnitee") is determined to have acted in good faith and for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The Delaware statute contemplates that the determination of whether the indemnitee is entitled to indemnification is to be made in the specific case by a majority of a quorum of the "disinterested" directors, by independent legal counsel or by the shareholders, unless otherwise determined by a court of competent jurisdiction.

         Under Delaware law, there is a right of mandatory indemnification to the extent that an indemnitee is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action. Thus, Delaware law permits partial indemnification in the event that an indemnitee is partially successful in defending an action brought against him. Delaware law allows for the advance payment of an indemnitee's expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced. The provisions of Delaware law limiting directors' liability and/or providing for directors' and officers' indemnification as recited above are incorporated in the Company's Certificate of Incorporation and Bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 8.  Exhibits

         5.1      Legal Opinion of Muenz & Meritz, P.C.

         23.      Consent of Experts and Counsel
                  23.1   Consent of Muenz & Meritz, P.C. included in Exhibit 5.1
                  23.2   Consent of Coopers & Lybrand, LLP

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(i) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14A-3 or Rule 14C-3 under the Securities Exchange Act of 1934 and further, hereby undertakes to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report of the Registrant that is specifically incorporated by reference in the Prospectus to provide interim financial information required to be represented by Article 3 of Regulation S-X.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, or otherwise, the Securities and Exchange Commission has informed the Registrant that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, office or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


         THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Cove, State of New York, on January 13, 1997.

LUNN INDUSTRIES, INC.

By:      /s/ Alan W. Baldwin                                  January 13, 1997
         ---------------------------                          ----------------
         Alan W. Baldwin                                      Date
         Chairman of the Board and ,
         Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:      /s/ Alan W. Baldwin                                  January 13, 1997
         ---------------------------                          ----------------
         Alan W. Baldwin                                      Date
         Chairman of the Board and ,
         Chief Executive Officer and Director

By:      /s/ Lawrence Schwartz                                January 13, 1997
         ---------------------------                          ----------------
         Lawrence Schwartz                                    Date
         Vice President, Secretary
         and Chief Financial and
         Accounting Officer

By:      /s/ Warren H. Haber                                  January 13, 1997
         ---------------------------                          ----------------
         Warren H. Haber                                      Date
         Director

By:      /s/ John F. Menzel                                   January 13, 1997
         ---------------------------                          ----------------
         John F. Menzel                                       Date
         Director

By:      /s/ John Simon                                       January 13, 1997
         ---------------------------                          ----------------
         John Simon                                           Date
         Director

By:      /s/ William R. Lewis                                 January 13, 1997
         ---------------------------                          ----------------
         William R. Lewis                                     Date
         Director
                                       8

                               Index of Exhibits


 5.1      Legal Opinion of Muenz & Meritz, P.C.

 23.      Consent of Experts and Counsel

          23.1     Consent of Muenz & Meritz, P.C. included in Exhibit 5.1
          23.2     Consent of Coopers & Lybrand, LLP


                                       9